UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2025

ALPHATIME ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41584	N/A
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 5th Avenue, Suite 938

New York, NY 10110

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (347) 627-0058

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	ATMCU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ATMC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder thereof to one-tenth of one Ordinary Share	ATMCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 5, 2025, AlphaTime Acquisition Corp, a Cayman Islands exempted company (“AlphaTime”) held an extraordinary general meeting of shareholders (the “Meeting”), at which holders of 2,254,597 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), were present in person or by proxy, representing approximately 98.0% of the voting power of the 2,551,636 issued and outstanding Ordinary Shares entitled to vote at the Meeting as of the close of business on November 7, 2025, which was the record date for the Meeting.

At the Meeting, AlphaTime shareholders approved a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger dated as of January 5, 2024, as amended on August 19, 2024, (the “Merger Agreement”) by and among AlphaTime, HCYC Holding Company, a Cayman Islands exempted company (“PubCo”), ATMC Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), ATMC Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), and HCYC Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), and HCYC Group Company Limited, Cayman Islands exempted company (“HCYC”) and the transactions contemplated thereunder.

In accordance with the terms and subject to the conditions of the Merger Agreement, among other things, (i) Merger Sub 1 will merge with and into AlphaTime, with AlphaTime surviving the merger (the “First SPAC Merger”); (ii) immediately following the First SPAC Merger, AlphaTime will merge with and into Merger Sub 2, with Merger Sub 2 surviving the merger (the “Second SPAC Merger,” and together with the First SPAC Merger, the “Initial Mergers”); and (iii) following the Initial Mergers, Merger Sub 3 will merge with and into HCYC (the “Acquisition Merger”), with HCYC surviving the Acquisition Merger and becoming a wholly-owned subsidiary of PubCo (collectively, the “Business Combination Proposal”).

The following is a tabulation of the votes with respect to the Business Combination Proposal, which was approved by AlphaTime’s shareholders:

Ordinary Share Votes For	Ordinary Share Votes Against	Ordinary Share Abstentions
2,254,597	0	0

At the Meeting, AlphaTime shareholders also approved a proposal to approve by special resolution that (a) the First SPAC Merger and the plan of merger in connection with the First SPAC Merger (the “First Plan of Merger”), and any and all transactions provided for in the First Plan of Merger including, without limitation, at the effective time of the First SPAC Merger, (i) the memorandum and articles of association of AlphaTime will be deleted in their entirety and in substitution in their place of the fourth amended and restated memorandum and articles of association of AlphaTime (as the surviving entity) (the “Surviving AlphaTime Articles”); and (ii) the authorized share capital of AlphaTime shall be amended as follows: (A) every 10,000 preference shares of a par value of US$0.0001 each shall be consolidated into one preference share of a par value of US$1.00 and be redesignated as ordinary shares of US$1.00 par value each; (B) every 10,000 ordinary shares of a par value of US$0.0001 each shall be consolidated into one ordinary share of a par value of US$1.00; and (C) 29,900 authorized but unissued ordinary shares of a par value of US$1.00 each shall be created, with such rights, privileges and conditions as set out in the Surviving AlphaTime Articles, such that following these changes, the authorized share capital of AlphaTime shall be increased to US$50,000 divided into 50,000 ordinary shares of a par value of US$1.00 each; and (b) the Second SPAC Merger and the plan of merger in connection with the Second SPAC Merger (the “Second Plan of Merger”), and any and all transactions provided for in the Second Plan of Merger, be approved and authorized in all respects. (the “Initial Mergers Proposal”).

The following is a tabulation of the votes with respect to the Initial Mergers Proposal, which was approved by AlphaTime’s shareholders:

Ordinary Share Votes For	Ordinary Share Votes Against	Ordinary Share Abstentions
2,254,597	0	0

Item 8.01 Other Events.

Redemptions

In connection with the Meeting, AlphaTime shareholders holding an aggregate of 382,091 Ordinary Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $3,971,541.40 (approximately $12.38 per share) will be removed from the Trust Account to pay such AlphaTime shareholders, subject to further redemption reversal requests (if any) received and approved by AlphaTime prior to the closing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATIME ACQUISITION CORP

Dated: December 8, 2025	By:	/s/ Gan Kim Hai
	Name:	Gan Kim Hai
	Title:	Chief Executive Officer

3